 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________
FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 17, 2017 (March 13, 2017)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Unsecured Non-Convertible Notes

On March 13, 2017, the Company issued a $300,000 note to one accredited investor in exchange for $300,000 of gross proceeds. This investor note (i) will mature September 13, 2017 and (ii) will bear interest at a rate of 12% per annum. Principal and interest on this note are payable at maturity. This note is not convertible into equity shares of the Company. This note is unsecured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2017, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of Common Stock from 2,000,000,000 to 20,000,000,000. The Certificate of Amendment was approved at the Company’s Special Meeting of Stockholders March 16, 2017.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held a Special Meeting of Stockholders (“Special Meeting”) on March 16, 2017. The matters voted upon at the Special Meeting and the results of such voting are further described below.
Proposal 1 – To approve a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 2,000,000,000 to 20,000,000,000.

Votes For	Votes Against	Abstain	Broker Non-Votes
878,090,822	377,186,704	4690297	0
Proposal 1 was approved.
Because the proposal was adopted and approved, the proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies was not presented at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated March 16, 2017.
10.1	Note dated March 13, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

March 17, 2017	By:	/s/ Victor Lee
	Name:	Victor Lee
	Title:	Chief Executive Officer

Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ASCENT SOLAR TECHNOLOGIES, INC.

Ascent Solar Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Amendment”) and (ii) declaring this Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and recommended for approval by the stockholders of the Corporation.

SECOND: That this Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.

THIRD: That the capital of the Corporation shall not be reduced under or by reason of this Amendment.

FOURTH: That upon the effectiveness of this Amendment, the Certificate of Incorporation is hereby amended such that the first sentence of Article 4 of the Company’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:
“The total number of shares of all classes of stock that the Corporation shall have authority to issue is twenty billion (20,000,000,000) shares of common stock, having a par value of $0.0001 per share, and twenty-five million (25,000,000) shares of preferred stock, having a par value of $0.0001 per share.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by Victor Lee, its President, this 16th day of March, 2017.

ASCENT SOLAR TECHNOLOGIES, INC.

By:          /s/ Victor Lee
Name:     Victor Lee
Title:     President